EXHIBIT 99.1

Adherex Announces First Closing of Private Placement

Chapel Hill, NC, April 30, 2010 - - Adherex Technologies Inc. (TSX:AHX), announced that it has completed a first closing of the previously announced non-brokered private placement (“Private Placement”) of 240,066,664 units, at a price of $0.03 per unit for gross proceeds of CDN$7,202,000. Adherex intends to raise up to an additional CDN$1,800,000 by way of a non-brokered private placement which will occur in one or more closings and up to an additional CDN$12,750,000 by way of a rights offering.

Subject to receiving the required regulatory approvals and as soon as possible after the completion of the first closing of the private placement, it is anticipated that Adherex will file a preliminary short-form prospectus for the rights offering with the securities regulatory authorities in Canada to qualify the distribution of the rights in Canada and a Form S-1 registration statement with the Securities and Exchange Commission to register the transaction in the United States.  The commencement of the rights offering will occur promptly following the receipt for the final prospectus in Canada and the effectiveness of the registration statement in the United States and Adherex intends to complete the rights offering as soon as possible thereafter. Adherex intends to announce additional information regarding the rights offering at the time it files the prospectus and registration statement.

The use of proceeds of the sale of the Units will be to (i) conduct and monitor a Phase II Eniluracil study, (ii) satisfy corporate overhead and related expenses, and (iii) pay financing related expenses.

 This news release does not constitute an offer to sell any of Adherex’s securities.

About Adherex Technologies

Adherex Technologies Inc. is a biopharmaceutical company focused on the development of eniluracil.

Forward Looking Information

This press release contains forward-looking information within the meaning of applicable Canadian securities legislation regarding expected future events and financial and operating results of Adherex.  Such forward-looking information includes, without limitation, those regarding the size, timing and completion of the proposed private placement and rights offering, regulatory approvals, development plans for Eniluracil, use of proceeds, working capital and TSX listing review.  By its nature, forward-looking information requires Adherex to make assumptions and is subject to numerous inherent risks and uncertainties and you are cautioned not to place undue reliance on forward-looking information. The actual results, performance or achievements of the Company might differ materially from the results, performance or achievements of the Company expressed or implied by such forward-looking statements.  We can provide no assurance that the private placement and rights offering will be completed, that development of Eniluracil will proceed as currently anticipated, that previous results will be predictive of future outcomes, or that the expected funding, timing or results of our development will be realized.

We are subject to various risks, including: our need for immediate and substantial additional capital to fund our operations; that one or more of the definitive agreements for the proposed transactions is terminated in accordance with its terms or otherwise; that the conditions precedent to the completion of the transactions are not satisfied or waived by the applicable party; that the necessary approvals by regulatory bodies are not obtained, including the approval of the TSX for Adherex to rely on the financial hardship exemption in connection with the private placement and rights offering; that Adherex will be required to obtain shareholder approval prior to the completion of the private placement; that a material adverse affect occurs in respect of Adherex; that the transactions are not completed in the contemplated time period; that Adherex does not meet the minimum listing requirements of the TSX following the completion of the transactions and delisting review of Adherex; the current and anticipated conditions in the economy and financial markets including the consequences of the current global economic recession; our history of losses; the uncertainties of clinical trials, drug development and regulatory review; the early stage of our product candidates; our reliance on collaborative partners; and other risks inherent to the biopharmaceutical industry.  For a more detailed discussion of related risk factors, please refer to our public filings available at www.sedar.com.  Adherex disclaims any intention or otherwise to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by law.

For further information, please contact:

Rosty Raykov
Chief Executive Officer
Adherex Technologies Inc.
T: (919) 636-5144